   As filed with the Securities and Exchange Commission on May 21, 2002

                                                   Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________
                                  LIBBEY INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                __________________                                    34-1559357
(State or other jurisdiction of                                      (I.R.S. Employer Identification No.)
 incorporation or organization)

                               300 MADISON AVENUE
                               TOLEDO, OHIO 43611
                    (Address of principal executive offices)
                                ---------------

                 LIBBEY INC. 2002 EMPLOYEE STOCK PURCHASE PLAN

                            (full title of the plan)
                                ---------------
                                                         Copy to:
   ARTHUR H. SMITH                                       CHRISTOPHER D. LUEKING
   Vice President, General Counsel                       Latham & Watkins
   and Secretary                                         Sears Tower, Suite 5800
   Libbey Inc.                                           233 South Wacker Drive
   300 Madison Avenue                                    Chicago, Illinois 60606
   Toledo, Ohio 43611                                    (312) 876-7700
   (419) 325-2100                                        Counsel to Registrant
                               -------------------
                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of Each Class of                      Amount to be       Proposed Maximum       Proposed Maximum       Amount of
Securities to be Registered                 Registered (1)     Offering Price         Aggregate              Registration
                                                               Per Share (2)          Offering Price(2)      Fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share      450,000            $37.06                 $16,677,000            $1,534.29
--------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Libbey Inc. 2002 Employee Stock Purchase Plan (the "ESPP") described herein.

(2) Estimated solely for purposes of computing the registration fee for the shares registered hereunder. Pursuant to Rule 457(c), the proposed Maximum Offering Price Per Share is based on the high and low trading prices of the Company's common stock on the New York Stock Exchange on May 17, 2002.

                                     PART I
ITEM 1.           PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below have been filed by Libbey Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

                  a. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 10-K");

                  b. The Company's Proxy Statement, dated March 29, 2002 for the Annual Meeting of Stockholders held on May 2, 2002 and our 2001 Annual Report to Stockholders that has been incorporated by reference into the 2001 10-K;

                  c. Our Current Report on Form 8-K dated April 24, 2002;

                  d. The Company's Quarterly Report on Forms 10-Q for the quarterly period ended March 31, 2002;

                  e. All other reports filed by us pursuant to Sections 13(c), or 14 of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2001; and

                  f. The description of our Common Stock contained in our Registration Statement on Form S-1 filed on June 17, 1993 pursuant to
         Section 12 of the Securities Exchange Act of 1934.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not required to be filed with this Registration Statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to Section 102(b)(7) of the Delaware General Corporation law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

         Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

         The Certificate of Incorporation and the Bylaws of the Company provide for indemnification of officers and directors to the fullest extent permitted by applicable law.

         The Company may enter into contracts with its officers and directors requiring the Company to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law. Delaware law presently permits a Delaware corporation (i) to indemnify any officer or director in any third-party or governmental actions against them for expenses, judgments, fines and amounts paid in settlement and, in derivative actions, for expenses, if the indemnitee acted in good faith and in the manner he or she believed to be in or not opposed to the best interest of such corporation, and (ii) to advance expenses in any action, provided that such officer or director agrees to reimburse the corporation if it is ultimately determined that he or she was not entitled to indemnification. Such contracts may require the Company to (i) indemnify such officers and directors upon receipt of an opinion of counsel in certain cases,
(ii) pay indemnity demands pending a determination of entitlement thereto, and
(iii) demonstrate, in any action brought thereunder, that such officer or director was not entitled to indemnification under applicable law.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS

         See EXHIBIT INDEX.

ITEM 9.           UNDERTAKINGS

                  a. The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(ii) and (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toledo, Ohio, on May 21, 2002.




                              LIBBEY INC.


                              By: /s/  Arthur H. Smith
                                  ------------------------------------------
                                     Arthur H. Smith
                                     Vice President, General Counsel and
                                     Secretary





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Arthur H. Smith and Kenneth G. Wilkes, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Libbey Inc. and on the dates indicated.

SIGNATURES                       TITLES                          DATE
----------                       ------                          ----
/s/  John F. Meier               Chairman of the Board of         May 20, 2002
-------------------------        Directors and Chief Executive
     John F. Meier               Officer (Principal Executive
                                 Officer)

/s/  Richard I. Reynolds         Executive Vice President,        May 20, 2002
-------------------------        Chief Operating Officer and
     Richard I. Reynolds         Director

/s/  Kenneth G. Wilkes           Vice President and Chief         May 20, 2002
-------------------------        Financial Officer (Principal
     Kenneth G. Wilkes           Financial Officer and
                                 Principal Accounting Officer)

/s/  William A. Foley            Director                         May 17, 2002
-------------------------
     William A. Foley

/s/  Peter C. McC. Howell        Director                         May 20, 2002
-------------------------
     Peter C. McC. Howell

/s/  Carol B. Moerdyk            Director                         May 20, 2002
-------------------------
     Carol B. Moerdyk

/s/  Gary L. Moreau              Director                         May 18, 2002
-------------------------
     Gary L. Moreau

/s/  Terence P. Stewart          Director                         May 20, 2002
-------------------------
     Terence P. Stewart


LIBBEY INC.
EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
------            ----------------------
4(a)              Restated Certificate of Incorporation of the Company (filed as Exhibit
                  3.1 to the Registration Statement of the Company on Form S-1 (No.
                  33-61508) and incorporated herein by reference).

4(b)              Restated By-laws of the Company (filed as Exhibit 3.2 to the
                  Registration Statement of the Company on Form S-1 (No. 33-61508) and
                  incorporated herein by reference).

4(c)              The Libbey Inc. 2002 Employee Stock Purchase Plan of Libbey Inc.

5                 Opinion of Latham & Watkins.

23(a)             Consent of Independent Auditors.

23(b)             Consent of Latham & Watkins (included in Exhibit 5).

24                Power of Attorney (included in the signature page to the Registration
                  Statement).

















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